UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report – October 10, 2007

CHEMOKINE THERAPEUTICS CORP.

(Exact name of registrant as specified in charter)

Delaware	000-51080	33-0921251
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6190 Agronomy Road, Suite 405 University of British Columbia Vancouver, British Columbia	V6T 1Z3
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (604) 822-0301

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. Other Events.

On October 10, 2007, Chemokine Therapeutics Corp. (the “Company”) issued a press release announcing that two abstracts has been accepted by the American Association for Cancer Research (“AACR”)  for presentation at the Molecular Targets and Cancer Therapeutics International Conference being held in San Francisco, California, October 22 - 26, 2007.

A copy of the press release is attached as exhibit 99.1 to this Current Report on Form 8-K.

ITEM 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit
99.1	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 10, 2007	Chemokine Therapeutics Corp., a Delaware corporation By: /s/ Bashir Jaffer Bashir Jaffer, Chief Financial Officer

Exhibit 99.1

FOR IMMEDIATE RELEASE	TSX: CTI & OTCBB: CHKT

TWO ADDITIONAL ABSTRACTS ACCEPTED FOR PRESENTATION AT THE UPCOMING MOLECULAR TARGETS AND CANCER THERAPEUTICS INTERNATIONAL CONFERENCE

Vancouver, BC (October 10, 2007) – Chemokine Therapeutics Corp. (the “Company”) (TSX:CTI, OTCBB:CHKT), a biotechnology company developing chemokine-based therapies to treat cancer, blood disorders, and vascular diseases, today announced that an abstract, entitled “Anti cancer effect of a combination of CXCR4 antagonist CTCE-9908 and Docetaxel in a murine model of human prostate cancer”, submitted by the Company has been accepted by the American Association for Cancer Research (“AACR”)  for presentation at the Molecular Targets and Cancer Therapeutics International Conference being held in San Francisco, California, October 22 - 26, 2007.  The data will be presented by Dr. Donald Wong, Director of Pre-Clinical Drug Development for the Company.

An additional abstract, entitled “Blockade of Chemokine Receptor CXCR4 for the Treatment of Hepatocellular Carcinoma Metastasis” submitted by the Department of Surgery, University of Hong Kong has also been accepted by the AACR for presentation at the Molecular Targets and Cancer Therapeutics International Conference.

Researchers at the University of Hong Kong have been studying the ability of CTCE-9908, lead drug candidate from Chemokine Therapeutics, to inhibit growth and metastasis of human liver cancer in pre-clinical models as part of a collaborative research effort with the Company.

“This invitation to present additional data to the medical and scientific community at such a distinguished meeting is evidence of continued interest in CTCE-9908,” stated C. Richard Piazza, Chairman and Chief Executive Officer of the Company.

About CTCE-9908

CTCE-9908 is a peptide analog of the chemokine SDF-1, and an antagonist of its receptor, CXCR4. SDF-1 is the only known naturally occurring chemokine that binds to CXCR4, which is present on many cancer cells. This binding process is believed to be critical in the metastasis (or spread) of cancer cells to distant locations in the body, where they form secondary tumors. Approximately 90% of cancer deaths are due to metastasis and disease progression. We believe that CTCE-9908 has the potential to reduce or delay the metastatic process.

About American Association for Cancer Research

AACR is one of the oldest and largest scientific organizations in the world focused on every aspect of high-quality, innovative cancer research. Its reputation for scientific breadth and excellence attract the premier researchers in the field. The programs and services of AACR foster the exchange of knowledge and new ideas among scientists dedicated to cancer research, provide training opportunities for the next generation of cancer researchers, and increase public understanding of cancer.

About Chemokine Therapeutics Corp. (TSX: CTI, OTCBB: CHKT)

Chemokine Therapeutics is a product-focused biotechnology company developing drug candidates in the field of chemokines. Chemokines are a class of signaling proteins which play a critical role in the growth, differentiation, and maturation of cells necessary for fighting infection as well as tissue repair and regeneration. Chemokines also have an important role in cancer metastasis and growth. Chemokine Therapeutics is a leader in research in the field of chemokines and has several products in various stages of development.

Safe Harbor Statement under the U. S. Private Securities Litigation Reform Act of 1995:  Statements in this document regarding future expectations, beliefs, goals, plans or prospects constitute forward-looking statements that involve risks and uncertainties, which may cause actual results to differ materially from the statements made.  For this purpose, any statements that are contained herein that are not statements of historical fact may be deemed to be forward-looking statements.  Without limiting the foregoing, the words "believes", "anticipates", "plans", "intends", "will", "should", "expects", "projects", and similar expressions are intended to identify forward-looking statements. You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause actual results, future circumstances, or events to differ materially from those projected in the forward-looking statements. These risks include, but are not limited to, those associated with the success of research and development programs, the regulatory approval process, competition, securing and maintaining corporate alliances, market acceptance of the Company's products, the availability of government and insurance reimbursements for the Company's products, the strength of intellectual property, financing capability, the potential dilutive effects of any financing, reliance on subcontractors and key personnel and other risks detailed from time-to-time in the Company's public disclosure documents and other filings with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities.  Forward-looking statements are made as of the date hereof, and the Company disclaims any intention and has no obligation or responsibility, except as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

 For further information contact:

Chemokine Therapeutics Corp. Mr. Don Evans Director of Public Relations Phone: (604) 822-0305 or 1-888-822-0305 Fax: (604) 822-0302 E-mail: devans@chemokine.net Internet: www.chemokine.net